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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                            -------------------------

                    Proxy Statement Pursuant To Section 14(a)
                     Of The Securities Exchange Act Of 1934


Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:
[ ]     Preliminary Proxy Statement
[ ]     Confidential, Use of the Commission Only (as permitted by Rule 14a-6(e)
        (2))Proxy Statement
[X]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
[ ]     Soliciting Material Pursuant to Rule 14a-12



                                  Arkona, Inc.
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                (Name of Registrant as Specified in its Charter)
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     (Name of Person(s) Filing Proxy Statement if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]      No fee required.
[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4)and 0-11.

         1)    Title of each class of securities to which transaction applies:
         2)    Aggregate number of securities to which transaction applies:
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
         4) Proposed maximum aggregate value of transaction: 5) Total fee paid:

[ ]      Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
         1)    Amount Previously Paid:
         2)    Form, Schedule or Registration Statement No.:
         3)    Filing Party:
         4)    Date Filed:
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
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           To Be Held October 8, 2003

                                  Arkona, Inc.

To the Shareholders of
Arkona, Inc.:

You are cordially invited to attend the Annual Meeting of Shareholders of Arkona, Inc. (the "Company"), which will be held on Wednesday, October 8th , 2003, at 10 a.m., at the Courtyard Marriott, 10701 South Holiday Park Drive, Sandy, Utah 84070 (the "Annual Meeting"), for the following purposes, which are more fully described in the Proxy Statement accompanying this Notice:

         (i) To elect three members of the Board of Directors of the Company, each to serve until the next Annual Meeting of Shareholders and until their respective successors have been duly elected and qualified;

         (ii) To consider and vote upon a proposal to ratify the appointment of Mantyla McReynolds, a Professional Corporation, as independent auditors of the Company for the fiscal year ending March 31, 2004;

         (iii) To consider and vote upon a proposal to amend the Company's 2001 Stock Incentive Plan in order to increase the number of shares of common stock available for awards thereunder from 6 million shares to 9 million shares; and

         (iv) To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

         The Board of Directors has fixed the close of business on August 15, 2003 as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof.

         All shareholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the Annual Meeting, you are urged to vote, sign, date, and return the enclosed Proxy as promptly as possible in the enclosed postage-prepaid envelope. Shareholders attending the Annual Meeting may vote in person even if they have returned a Proxy.

                       BY ORDER OF THE BOARD OF DIRECTORS

                       /s/ Alan Rudd
                       -------------------------------------
                       Alan Rudd, Chief Executive Officer

Dated: July 29, 2003

                                    IMPORTANT

         Whether or not you expect to attend the Annual Meeting in person, to assure that your shares will be represented, please complete, date, sign and return the enclosed proxy without delay in the enclosed envelope, which requires no additional postage if mailed in the United States. Your proxy will not be used if you are present at the Annual Meeting and desire to vote your shares personally.

                                  Arkona, Inc.
                           10542 South Jordan Gateway
                                    Suite 200
                            South Jordan, Utah 84005

                              --------------------

                                 PROXY STATEMENT
                              --------------------

                       For Annual Meeting of Shareholders

                                 October 8, 2003

                             SOLICITATION OF PROXIES

         This Proxy Statement is being furnished to the shareholders of Arkona, Inc., a Delaware corporation ("Arkona" or the "Company"), in connection with the solicitation by the Board of Directors of the Company (the "Board of Directors") of proxies from holders of outstanding shares of the Company's common stock, par value $.001 per share (the "Common Stock"), for use at the Annual Meeting of Shareholders of the Company to be held Wednesday, October 8, 2003, and at any adjournment or postponement thereof (the "Annual Meeting"). This Proxy Statement, the Notice of Annual Meeting of Shareholders and the accompanying form of proxy are first being mailed to shareholders of the Company on or about August 25, 2003

         The Company will bear all costs and expenses relating to the solicitation of proxies, including the costs of preparing, printing and mailing to shareholders this Proxy Statement and accompanying materials. In addition to the solicitation of proxies by mail, the directors, officers and employees of the Company, without receiving additional compensation therefor, may solicit proxies personally or by telephone, facsimile transmission, e-mail or web posting. Arrangements will be made with brokerage firms and other custodians, nominees and fiduciaries representing beneficial owners of shares of the Common Stock for the forwarding of solicitation materials to such beneficial owners, and the Company will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in doing so.


                                     VOTING

Record Date

         The Board of Directors has fixed the close of business on August 15, 2003 as the record date for determination of shareholders entitled to notice of and to vote at the Annual Meeting (the "Record Date"). As of the July 29, 2003, there were issued and outstanding 28,576,173 shares of Common Stock, and the Company does not plan to issue any additional shares of Common Stock prior to the Record Date. The holders of record of the shares of Common Stock outstanding on the Record Date are entitled to cast one vote per share on each matter submitted to a vote at the Annual Meeting. Accordingly, assuming no additional shares as issued prior to the Record Date, 28,576,173 votes will be entitled to be cast on each matter submitted to a vote at the Annual Meeting.

Proxies

         Shares of Common Stock which are entitled to be voted at the Annual Meeting and which are represented by properly executed proxies will be voted in accordance with the instructions indicated on such proxies. If no instructions are indicated, such shares will be voted (i) FOR the election of each of the three director nominees; (ii) FOR the ratification of the appointment by the Board of Directors of Mantyla McReynolds to be the independent auditors of the Company for the fiscal year ending March 31, 2004; (iii) FOR the proposal to amend the Company's 2001 Stock Incentive Plan in order to increase the number of shares of common stock available for awards thereunder from 6 million shares to 9 million shares; and (iv) in the discretion of the proxy holders as to any matters incident to the conduct of the Annual Meeting.

         A shareholder who has executed and returned a proxy may revoke it at any time prior to its exercise at the Annual Meeting by executing and returning a proxy bearing a later date, by filing with the Secretary of the Company, at the address first set forth above, a written notice of revocation bearing a later date than the proxy being revoked, or by voting the Common Stock covered thereby in person at the Annual Meeting.

Quorum and Required Vote

         A majority of the outstanding shares of Common Stock entitled to vote, represented in person or by properly executed proxy, is required for a quorum at the Annual Meeting. Abstentions and broker non-votes, which are indications by a broker that it does not have discretionary authority to vote on a particular matter, will be counted as "represented" for the purpose of determining the presence or absence of a quorum.

         In the election of directors, the three nominees receiving the highest number of votes will be elected. The Company does not have cumulative voting for directors. Accordingly, abstentions and broker non-votes will not have the effect of being considered as votes cast against any nominee for director.

         The ratification of the selection of an independent auditor, the approval of the proposed amendment to the Company's 2001 Stock Incentive Plan and any other matter presented for approval by the shareholders generally will be approved, in accordance with Delaware law, if the votes cast in favor of the matter exceed the votes opposing such matter. As a result, abstentions and broker non-votes will not affect the outcome of any such matter.


                     PROPOSAL NO. 1 - ELECTION OF DIRECTORS

Nominees for Election as Directors

         At the Annual Meeting, three directors of the Company constituting the entire Board of Directors are to be elected to serve until the next annual meeting of shareholders and until their successors shall be duly elected and qualified. If any of the nominees should be unavailable to serve, which is not now anticipated, the proxies solicited hereby will be voted for such other persons as shall be designated by the present Board of Directors. The three nominees receiving the highest number of votes at the Annual Meeting will be elected. Certain information with respect to each nominee for director is set forth below.

              Name            Age                       Position             Director Since
-------------------------  -----------    ------------------------------  ---------------------
Alan Rudd                      51         CEO, Chairman of the Board      January 2000

Richard Holland                42         President, Director             November 2000

Bryan Allen                    36         Director                        August 2000

         The following paragraphs sets forth certain biographical information about each of the foregoing:

         ALAN RUDD joined the Company as Chairman and Chief Executive Officer on January 1, 2000. Rudd brings more than 20 years experience in the computer industry to the Company. From March 1996 to November 1999, Rudd was the CEO of Vinca Corporation, a Utah-based company that provided continuous availability software for Microsoft-, Novell- and IBM-distributed network platforms. In recognition of his achievements at Vinca, Rudd was named Utah's 1999 Entrepreneur of the Year. Vinca was acquired by Legato Systems of Palo Alto, California (NASDAQ: LGTO) on July 31, 1999.

         In addition to building Vinca Corporation into a market leader, Rudd spent ten years in senior management positions at Novell where he helped to grow Novell into the worldwide leader in network computing. His positions at Novell included Legal Counsel, Regional Manager, Area Director and Vice President of OEM Operations.

         Rudd has a bachelor's degree in Business Administration and Finance and a juris doctorate from Brigham Young University. Following law school, he spent seven years as in-house legal counsel for several corporations, including State Farm Insurance and Prime Computer, before joining Novell and moving into corporate management.

         RICHARD HOLLAND joined the Company as a director and Vice President in November 2000 and has been President of the Company since April 2001. Holland was formerly president and co-founder of Ensign Information Systems and has been designing and developing cutting-edge technology systems for more than 23 years. As co-founder of Ensign, Holland was the chief system architect of their fully integrated business management software that has improved communications within organizations to improve customer relationships and profitability. Before starting Ensign in 1994, Holland was the national sales manager for Cars/Dyatron, a specialist in General Motors dealership software, from 1980 to 1994. Under his leadership, sales increased more than 240% over a two-year period. Prior to working at Cars/Dyatron, he was general manager of Advanced Computer Systems (ACS), the first company to introduce IBM PC-based systems for the automotive dealer industry.

         Holland has a Bachelor of Science degree in Tax Accounting and Finance from the University of Utah. He is also a Certified IBM Professional.

         BRYAN ALLEN is outside counsel to the Company and has served as director of the Company since August 2000. Allen is a partner at the law firm of Stoel Rives LLP in Salt Lake City, Utah, where he advises clients on corporate, securities, acquisition and other business matters. Prior to joining Stoel Rives LLP in October 2000, Allen was a shareholder at the law firm of Parr Waddoups Brown Gee & Loveless in Salt Lake City, Utah. Allen received bachelors degrees, summa cum laude, from the University of Utah in Economics and Chinese Studies, received a masters degree in religion, cum laude, from the Yale Divinity School, and received his Juris Doctorate from Yale Law School.

Meetings and Committees

         During the fiscal year ended March 31, 2003, our Board of Directors held 2 formal board meetings and met informally on numerous occasions and then approved relevant matters by written consent. All incumbent directors attended at least 75% of all board meetings and applicable committee meetings.

         The Company does not presently have a standing audit committee, nominating committee or compensation committee.

Director Compensation.

         Directors who are not officers of the Company do not receive any regular compensation for their service on the board of directors, and directors who are officers of the Company receive no additional compensation for their service as a director of the Company. Directors are entitled to receive compensation for services unrelated to their service as a director to the extent that they provide such unrelated services to the Company. See "Certain Relationships and Related Transactions."

         Directors of the Company and its subsidiaries are entitled to participate in the Company's stock incentive plan. During the fiscal year ended March 31, 2003, the Company did not grant any options to purchase shares of its Common Stock to its independent directors and or to its directors who are also officers of the Company.

                      EXECUTIVE OFFICERS AND KEY EMPLOYEES

         In addition to Messrs. Rudd and Holland, whose biographies are set forth above, certain biographical information is furnished below with respect to the following executive officers and key employees of the Company and its subsidiaries:

              Name           Age                       Position                       Officer Since
------------------------  -----------    -------------------------------------     ---------------------
Steve Russo                   45         Vice President of Operations, Chief       February 2000
                                         Financial Officer

Jeffrey Swain                 45         Vice President of Sales                   February 2000

Blake Nielson                 43         Vice President - Client Services          November 2000


         STEPHEN L. RUSSO, has been the Vice President of Operations and the Chief Financial Officer of the Company since February 2000. He is a certified public accountant, and his education and experience in accounting and operations span more than 19 years and include expertise in financial system design and implementation with significant experience in SEC disclosure and compliance. From October 1992 to October 1999, Russo served as vice president of operations and CFO of Vinca Corporation, where he was instrumental in growing the company to a worldwide leader in high availability solutions. From September 1989 to October 1992, Russo served as president of Merisoft, a high-tech voice recognition company, where he was also instrumental in growing the company and selling it for a substantial profit. Russo is a graduate of Brigham Young University with a degree in Accounting.

         JEFFREY L. SWAIN, has been Vice President of Sales for the Company since February 2000. Swain brings more than fourteen years of sales experience in the network computing industry, having served as Director of Channel Sales for Legato Systems, Inc., a leader in enterprise storage management, from January 1998 to February 2000. While at Legato, Swain increased channel sales over 40% in less than six months. From April 1996 to December 1997, he was a Major Market Account Manager for Informix in the Southeastern region. Prior to working at Informix, Swain was the State and Local Government National Sales Manager for Novell from July 1994 to April 1996. He started his career at WordPerfect Corporation, where he served in a variety of positions including Sales Manager for the Washington D.C. region. Swain attended Brigham Young University with an emphasis in Business Management and Psychology.

         BLAKE NIELSON, has been the Vice President--Client Services of the Company since November 2000, was a founder of Ensign Information Systems and brings over 14 years of experience in client services with other automotive industry related companies. He is responsible for customer satisfaction through successful product installations, client training and ongoing product support and maintenance. Before becoming part of the Company, Nielson worked as vice president of operations at Ensign Information Systems for 1994 to November 2000. Before founding Ensign in 1994, Nielson was the regional director of Client Services for Sunguard Business System beginning in 1992. Prior to Sunguard, Nielson was head of Client Services at Advanced Computer Systems from 1990 to 1992.

         Nielson has a Bachelor of Science degree from Brigham Young University in Financial Planning and an AS/400 Certified Specialist. He also served on the Internal Revenue Service Technology Committee for one term.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

         The following table summarizes the compensation paid or accrued by the Company to or on behalf of the Company's Chief Executive Officer, as well as all other executive officers of the Company whose aggregate compensation for the fiscal year ended March 31, 2003 exceeded $100,000 (collectively, the "Named Executive Officers").


                                Annual Compensation                                        Long-Term Compensation
                             ---------------------------------------     ----------------------------------------------------------
                                                                                  Awards                      Payouts
                                                                         -------------------------   ------------------------------
                                                            Other
                                                            Annual       Restricted    Securities                       All Other
                                                  Bonus    Compen-         Stock       Underlying    LTIP Payouts      Compensation
Name and Principal Position   Year    Salary ($)   ($)     sation($)     Award(s)($)    Options           ($)              ($)
---------------------------  -----    ---------   -----    ---------     -----------   ----------    ------------      -------------
Alan Rudd, CEO               2003     195,750        --           0           --             --           --               --
                             2002     221,250(1)     --     323,195(2)        --             --           --               --
                             2001     205,800        --      76,125(2)        --             --           --               --


Richard Holland, President   2003     171,250        --        --             --             --           --               --
                             2002     170,000        --        --             --        1,200,000         --               --
Richard Holland, President   2001      70,833        --        --             --             --           --               --

Stephen L. Russo, VP of      2003     136,083        --        --             --             --           --               --
Operations and CFO           2002     130,000        --        --             --          350,000         --               --
                             2001     113,750        --        --             --           25,000         --               --

Jeffrey Swain, VP of         2003     151,249        --        --             --             --           --               --
Strategic Relations          2002     147,500        --        --             --          275,000         --               --
                             2001     136,711        --        --             --           25,000         --               --

Blake Nielson, VP of         2003     115,000        --        --             --             --           --               --
Customer Service             2002     125,149        --        --             --          250,000         --               --
Customer Service             2001      50,000        --        --             --             --           --               --


(1) Includes $90,000 in salary that was deferred due to a shortage in working capital.

(2) Represents the difference between the purchase price paid by Mr. Rudd, and the fair market value, of shares of common stock purchased by Mr. Rudd from the Company. Such shares were acquired upon the conversion of convertible notes. The financing underlying the convertible notes was provided at a time when no other financing was available to meet short term capital needs of the Company.

Option Grants in Last Fiscal Year

         During the fiscal year ended March 31, 2003, no options to acquire shares of Common Stock or stock appreciation rights were granted to any of the Named Executive Officers.

Aggregated Option Exercises and Year-end Option Values

         The following table provides information regarding options held by the Named Executive Officers as of March 31, 2003 and options exercised by them during the year ended March 31, 2003:

                                                         Number of Securities
                                                    Underlying Unexercised Options           Value of Unexercised
                        Securities                                at                       In-the-money Options at
                       Acquired on     Exercise            March 31, 2003                       March 31, 2003(*)
                         Exercise       Value       Exercisable   Unexercisable
  Name and Position        (#)         Realized         (#)              (#)            Exercisable       Unexercisable
------------------------------------------------------------------------------------------------------------------------

Alan Rudd, CEO              Nil            Nil           Nil             Nil                 Nil                Nil

Richard Holland,                                      240,000          360,000               Nil                Nil
President                   Nil            Nil        240,000(1)       360,000(1)            Nil                Nil

Stephen L. Russo, VP        Nil            Nil         50,000                                Nil                Nil
of Operations and CFO                                 450,000(1)       70,000(1)             Nil                Nil


Jeffrey Swain, VP of        Nil            Nil         160,000         165,000               Nil                Nil
Strategic Relations                                     75,000(1)       70,000(1)            Nil                Nil

Blake Nielson, VP of        Nil            Nil         150,000         100,000               Nil                Nil
Customer Service


* On March 31, 2003, the closing sale price for a share of our Common Stock on the OTC Bulletin Board was $0.20

(1) Represent options to purchase outstanding common stock held by key shareholders of the Company. The Company will not be required to issue any additional shares if such options are exercised.

Employment Agreements and Change of Control Arrangements

         In connection with the purchase of the assets of Ensign Information Systems in November 2000, the Company entered into an employment agreement with Richard Holland, currently the President of the Company. Under the employment agreement, Mr. Holland is entitled to receive base compensation of $150,000 per year, a target bonus of $20,000 and such additional compensation as the Board of Directors may deem appropriate. The agreement has a term of three years and terminable by the Company at any time for cause or for convenience; however, if Mr. Holland's employment is terminated for convenience, the Company is required to continue to pay him his compensation through the end of the term of the agreement. The employment agreement also contains standard confidentiality, noncompetition and invention-ownership provisions.

         In connection with the purchase of the assets of Ensign Information Systems in November 2000, the Company entered into an employment agreement with Blake Nielson, currently the Vice President of Customer Service of the Company. Under the employment agreement, Mr. Nielson is entitled to receive base compensation of $120,000 per year, a target bonus of $20,000 and such additional compensation as the Board of Directors may deem appropriate. The agreement has a term of three years and terminable by the Company at any time for cause or for convenience; however, if Mr. Nielson's employment is terminated for convenience, the Company is required to continue to pay him his compensation through the end of the term of the agreement. The employment agreement also contains standard confidentiality, noncompetition and invention-ownership provisions

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Certain founding shareholders of the Company obtained Common Stock in return for contributions and development of the Company's predecessor, Arkona, L.L.C., which was subsequently merged into the Company. These founding shareholders received a total of 7,000,000 shares of Common Stock and then, collectively, entered into an agreement with Caldera Holding Company, L.C., wherein Caldera was given the right to grant secondary options to third parties with respect to 3,761,500 (subsequently reduced to 1,550,000) of such shares in order to encourage the development and increased productivity of the Company. Holders of the shares underlying the secondary options are entitled to dividends and distributions with respect to such shares until the options are exercised. However, Caldera has been granted dispositive voting power with respect to all shares subject to its agreement with the founding shareholders so long as the agreement remains in place. The right of Caldera to grant secondary options expired in January 2003; however, Caldera retains voting power with respect to the underlying shares. The secondary options have an exercise price of $.30 per share and are required to expire prior to December 31, 2006. As an inducement to the officers of Arkona to join the Company, Caldera has granted the following officers the number of secondary options following each of their names: Richard Holland (600,000) Steve Russo (450,000) and Jeff Swain (75,000).

         Bryan Allen, Director, is a partner at the law firm of Stoel Rives LLP. Mr. Allen provides legal services to the Company when, if and as requested by the Company. During each of the fiscal years ended March 31, 2002 and March 31, 2003, Stoel Rives billed the Company for approximately $30,000 in legal services.

         During the 2003 and 2002 fiscal years, Alan Rudd, CEO and Director, loaned the Company an aggregate of $150,000 at an interest rate of 12% per annum. Such loans are callable at any time the discretion of Mr. Rudd. Outstanding principal and interest on such loans are converted into units, comprised of one share of Common Stock and one warrant to purchase common stock at an exercise price of $.20 per share during the five-year period following issuance, at a rate of $0.20 per unit. In addition, Mr. Rudd has permitted the Company to access a personal credit card for Company use, which credit card presently carries a balance of $19,000. The Company is responsible for paying off the balance of such credit card. Between March 29, 2002 and November 8, 2002, Alan Rudd, CEO and Director, purchased an aggregate of 2,380,000 shares of Common Stock in five separate private placement transactions, in each case at a purchase price of $0.20 per share.

         On June 20, 2002, Paul Henroid, a beneficial holder of in excess of 5% of our Common Stock, exercised a warrant to purchase 303,030 shares at a purchase price of $0.33 per share. During February 2003 and March 2003, Mr. Henroid purchased an aggregate of 500,000 shares of Common Stock in a private placement at a purchase price of $0.20 per share.

         During the 2003 fiscal year, Steven Russo, Chief Financial Officer and Vice President of Operations of the Company, loaned the Company an aggregate of $10,000 at an interest rate of 12% per annum. Such loan is callable at any time the discretion of Mr. Russo. In addition, Mr. Russo has permitted the Company to access a personal credit card for Company use, which credit card presently carries a balance of $45,000. The Company is responsible for paying off the balance of such credit card.

         Subsequent to the end of the 2003 fiscal year, the Company granted an aggregate of 467,500 options to purchase Common Stock to employees that are not executive officers and granted the following number of options to purchase Common Stock to the following executive officers and directors: Richard Holland (1,200,000); Stephen Russo (100,000); Jeffrey Swain (100,000); Blake Nielson (250,000); Bryan Allen (90,000). All such options vest 40% on June 15, 2004, 30% on June 15, 2005 and 30% on June 15, 2006, have an exercise price of $0.20 per share and are exercisable at any time prior to June 15, 2013.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Principal Holders

         The following table sets forth information as of July 28, 2003 with respect to the beneficial ownership of shares of the Common Stock by each person known by the Company to be the beneficial owner of more than 5% of the Common Stock, by each director or nominee, by each of the Named Executive Officers and by all directors and officers as a group. Unless otherwise noted, each person named has sole voting and investment power with respect to the shares indicated.


                                                                                 Beneficial Ownership
                   Name and Address of Beneficial Owner                         As of July 28, 2003(1)
                   ------------------------------------           ------------------------------------------------
                                                                  Number of Shares         Percentage of Class(2)
                                                                  ----------------         -----------------------
         Directors and Named Executive Officers
         Alan Rudd  (CEO and Director)
         6769 Walker Mill Drive
         Salt Lake City, UT 84124                                     6,897,698(3)                  23.5%(3)

         Richard Holland (President and Director)
         3257 Shelby Court
         Salt Lake City, UT  84121                                      842,711(4)                   2.9%(4)

         Bryan Allen (Director)
         7557 South Country Manor Road
         Salt Lake City, UT  84121                                       45,000(5)                     *(5)

         Blake Nielson (VP - Client Services)
         10073 Silver Streak Dr.
         South Jordan, UT 84095                                         353,000(6)                   1.2%(6)

         Stephen Russo ( VP-Operations and CFO)
         530 South 330 West
         Orem, UT  84058                                                530,000(7)                   1.8%(7)

         Jeffrey Swain (VP-Sales)
         1236 East 1440 South
         Spanish Fork, UT 84660                                         220,000(8)                    *(8)

         Principal Holders of Common Stock
         (not listed above)

         Paul Henroid
         1835 Laird Avenue
         Salt Lake City, Utah  84108                                  2,924,240(9)                   9.9%(9)

         Caldera Holdings LLC
         36 South State St.
         Suite 2000
         Salt Lake City, UT 84111                                     1,500,000(10)                  5.4%(10)

         All officers and directors as a group (8 persons)            9,068,409                     29.4%

* Indicates the ownership of less than 1% of the outstanding Common Stock.
---------------------------

(1) Beneficial ownership for each person holding options, warrants or other rights exercisable within 60 days of July 28, 2003 has been calculated as though shares of Common Stock subject to such options were outstanding, but such shares have not been deemed outstanding for the purpose of calculating the percentage of the class owned by any other person.

(2) The percentage indicated represents the number of shares of Common Stock, warrants and options exercisable within 60 days held by the indicated person divided by the sum of (a) the number of shares subject to options and warrants exercisable by such shareholder within 60 days and (b) 28,576,173, which is the number of shares of Common Stock issued and outstanding as of July 28, 2003.

(3) Includes 750,000 shares of common stock issuable upon the conversion of outstanding convertible notes held by Mr. Rudd. See "Certain Relationships and Related Transactions."

(4) Includes 240,000 options granted under the Company's incentive plan that are exercisable within 60 days of the date of the table and includes 240,000 options granted to Mr. Holland by Caldera that are exercisable within 60 days of the date of the table. See "Certain Relationships and Related Transactions."

(5) Includes 45,000 options granted under the Company's incentive plan that are exercisable within 60 days of the date of the table.

(6) Includes 100,000 options granted under the Company's incentive plan that are exercisable within 60 days of the date of the table.

(7) Includes 50,000 options granted under the Company's incentive plan that are exercisable within 60 days of the date of the table and includes 450,000 options granted to Mr. Russo by Caldera that are exercisable within 60 days of the date of the table. See "Certain Relationships and Related Transactions."

(8) Includes 160,000 options granted under the Company's incentive plan that are exercisable within 60 days of the date of the table and includes 75,000 options granted to Mr. Swain by Caldera that are exercisable within 60 days of the date of the table. See "Certain Relationships and Related Transactions."

(9) Includes warrants to purchase 909,090 shares of common stock that are exercisable within 60 days of the date of the table.

(10) Caldera became beneficial owner of such shares pursuant to an agreement with certain founding shareholders of the Company described in this Proxy Statement under the heading "Certain Relationships And Related Transactions." Although Caldera does not have the right to receive any dividends or financial benefits associated with such shares, Caldera is considered the beneficial owner of the shares subject to its agreement with the founding shareholders because it has dispositive power and voting power with respect thereto.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, as well as persons who beneficially own more than ten percent of the Common Stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("SEC"). Reporting persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company and written representations from the Company's executive officers and directors, the Company believes that no forms other than the following were delinquent or were not filed during the most recent fiscal year or prior years (to the extent not previously disclosed): Alan Rudd was obligated to file Forms 4 with respect to transactions occurring on each of May 29, 2003, August 27, 2002, October 30, 2002 and November 8, 2002. A single Form 4 reporting all such transactions is expected to be filed on or before August 1, 2003.


PROPOSAL NO. 2 -  RATIFICATION OF APPOINTMENT OF INDEPENDENT  PUBLIC ACCOUNTANTS
                  AND CHANGES IN INDEPENDENT PUBLIC ACCOUNTANTS

Independent Auditors

         The Company's independent auditor for the fiscal year ended March 31, 2003 was Mantyla McReynolds, a Professional Corporation ("Mantyla McReynolds"). The Board of Directors has determined to continue the appointment of Mantyla McReynolds as the Company's independent auditor for the fiscal year ended March 31, 2004 and is seeking ratification of such appointment. Mantyla McReynolds will not be present at the Annual Meeting and, accordingly, will not have the opportunity to make a statement if they so desire or be available to respond to appropriate questions.

Audit Fees

         The aggregate fees for professional services rendered by Mantyla McReynolds in connection with its audit of the Company's consolidated financial statements and reviews of the consolidated financial statements included in the Company's Quarterly Reports on Form 10-QSB were $10,375 for the fiscal year ended March 31, 2003 and $11,116 for the fiscal year ended March 31, 2002.

Audit Related Fees

         Except as disclosed under "Audit Fees" above, Mantyla McReynolds did not provide to the Company any audit-related services during the fiscal years ended March 31, 2003 and March 31, 2002.

Tax Fees

         The aggregate fee for tax related professional services rendered by Mantyla McReynolds during the fiscal year ended March 31, 2003 is expected to be approximately $2,000 and the aggregate fee for tax related professional services rendered by Mantyla McReynolds during the fiscal year ended March 31, 2002 was $2,080.

All Other Fees

         Mantyla McReynolds did not provide to the Company any other services during the fiscal years ended March 31, 2003 and March 31, 2002.

Audit Committee Pre-Approval Policies

         The Board of Directors of the Company has not established pre-approval policies and procedures with respect to engagement of accountants to render audit or non-audit services without prior approval of the Board of Directors of the Company. All engagements of accountants to render audit or not audit services require approval of the Board of Directors of the Company. No non-audit services were provided by outside accountants during the most recent fiscal year, and, accordingly, none were approved in accordance with Section 2-01(c)(7)(i)(C) of Regulation S-X.


         The  Board  of  Directors   recommends  that   shareholders   vote  FOR
ratification  of  the  appointment  of  Mantyla   McReynolds  as  the  Company's
independent auditor for the current fiscal year ending March 31, 2004.

PROPOSAL NO. 3 - APPROVAL OF AMENDMENT TO 2001 STOCK INCENTIVE PLAN

         In December 2001, the Board of Directors adopted the 2001 Stock Incentive Plan (the "2001 Plan"). The 2001 Plan was submitted to and approved by the shareholders of the Company at its 2002 Annual Meeting. In June 2003, the Board of Directors approved an amendment to the 2001 Plan (the "Plan Amendment"), a copy of which is attached hereto as Exhibit A, increasing the number of shares of Common Stock available for awards under the 2001 Plan from 6 million shares of Common Stock to 9 million shares of Common Stock. The Plan Amendment is submitted to the shareholders for approval at this Annual Meeting.

         The Board of Directors of the Company believes that the availability of stock options and other stock incentives is an important factor in the Company's ability to attract and retain qualified employees and to provide an incentive for them to exert their best efforts on behalf of the Company. In addition, in light of the limited amount of working capital available to it, the Company has, and may periodically continue to, use stock options and other incentive awards to compensate consultants that provide services to the Company.

         In light of the significant increase in the number of outstanding shares of the Company's Common Stock during the past few years and competition for key employees, the Board of Directors believes that it needs additional incentives at its disposal in order to be able to attract and retain key employees. To date, the Company has granted options with respect to 4,967,500 of the 6 million shares of Common Stock available for incentive awards under the 2001 Plan (2.207,500 of which were granted subsequent to March 31, 2003). Between March 31, 2001 and March 31, 2003, the Company issued to investors an aggregate of 14,026,916 shares of Common Stock in private capital raising transactions in order to fund the operations of the Company. In light of this expansion in the total number of outstanding shares of Common Stock, the Board of Directors granted existing option holders additional options in 2003 in order to keep their stake in the Company roughly proportional. In addition, as the Company's presence in the automobile dealer management suite marketplace expands, our competitors are becoming increasingly aware of the unique human resources the Company has, and management is concerned that competitors have, and may continue to, attempt lure our key management and technical employees away with salaries and other benefits that exceed what the Company can offer. As a result, the Company granted additional options to key management and technical employees in 2003, particularly our President, Richard Holland, for the purpose of increasing their loyalty to, and financial stake in, the Company. The Board of Directors believes that increasing then number of shares of Common Stock subject to the 2001 Plan is important in order to ensure that a sufficient number of options are available to permit the Company to retain and attract qualified personnel.

         As of the date of this Proxy Statement, no OTC Bulletin Board, SEC or other rules governing the operations of the Company require that the Company to obtain shareholder approval of the Plan Amendment. Nevertheless, the Company believes that it is good practice to seek shareholder approval for any stock incentive plan or material amendment thereto.

Description of the Plan Amendment

         The sole effect of the Plan Amendment, a copy of which is attached hereto as Exhibit A, is to increase the number of shares of Common Stock available for awards granted under the Plan Amendment from 6 million shares to 9 million shares.

Description of the 2001 Stock Incentive Plan

         The following summary of the 2001 Plan is qualified in its entirety by reference to the full text of the 2001 Plan , a copy of which is available from the Company upon request. In addition, a copy of the 2001 Plan was filed as an

Exhibit to the Company's Annual Report on Form 10-KSB for the fiscal year ended March 31, 2002, which report was filed with the SEC on July 9, 2002 and is available through a search on

http://www.sec.gov/edgar/searchedgar/companysearch.html.

Shares Reserved for Issuance Under the 2001 Plan. The Company has reserved a total of 6 million shares of Common Stock for issuance under the 2001 Plan (which will be increased to 9 million shares if the Plan Amendment is approved). The number and kind of shares available for grants under the 2001 Plan will be adjusted proportionately by the Board of Directors if the outstanding Common Stock is hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any stock split, combination of shares, dividend payable in shares, recapitalization or reclassification. As of July 22, 2003, the closing sale price of the Common Stock, as reported by the OTC Bulletin Board, was $0.10 per share.

Types of Awards. The 2001 Plan authorizes the Board of Directors to grant non-incentive stock options, stock bonuses, restricted stock and performance-based awards. The 2001 Plan does not authorize the grant of incentive stock options.

Eligibility. Grants under the 2001 Plan may, at the discretion of the Board of Directors, be awarded to directors, officers and employees and non-employee agents, consultants, advisers and independent contractors of the Company or any parent or subsidiary of the Company. The Company currently has 3 directors, 40 employees and officers, and an indeterminable number of consultants and advisers who could be eligible to receive grants under the 2001 Plan.

Administration. The Board of Directors administers the 2001 Plan. Subject to the terms of the 2001 Plan, the Board of Directors may from time to time adopt and amend rules and regulations relating to the administration of the 2001 Plan, advance the lapse of any waiting period, accelerate any exercise date, waive or modify any restriction applicable to shares (except those restrictions imposed by law) and make all other determinations in the judgment of the Board of Directors necessary or desirable for the administration of the 2001 Plan. The Board of Directors may delegate to a committee of the Board of Directors any or all authority for administration of the 2001 Plan other than the right to amend or terminate the 2001 Plan.

Amendment and Termination of the 2001 Plan. The Board of Directors may amend the 2001 Plan at any time in any respect. Except changes in outstanding options in connection with changes in capital structure and Significant Transactions (as defined blow), no change in an option already granted may be made without the consent of the holder of the option. The 2001 Plan will terminate when all shares reserved for issuance under the 2001 Plan have been issued and all restrictions on such shares have lapsed or when earlier terminated by the Board of Directors.

Description of Stock Options

         Options Terms. With respect to each option grant, the Board of Directors determines the number of shares subject to the option, the exercise price, the term of the option and the time or times at which the option may be exercised.

         In the event the Board of Directors does not specify a vesting schedule for any option at the time of grant, such option (a) shall not be exercisable until 12 months after the grant date, (b) shall become exercisable for 1/3 of the total number of shares subject thereto at the end of 12 months following the grant date and (c) shall become exercisable with respect to 1/24 of the total number of shares at the end of each month thereafter, so that the option will be fully exercisable on the third anniversary of the grant. Notwithstanding the foregoing, most of the options granted under the 2001 plan to date have vested 40% on the one-year anniversary of grant, 30% on the two-year anniversary of grant, and 30% on the three-year anniversary of grant. At the time of the grant of an option or at any time thereafter, the Board of Directors may provide that an optionee who exercised an option to purchase Common Stock of the Company shall automatically receive a new option to purchase additional shares equal to the number of shares surrendered and may specify the terms and conditions of such new options.

         Exercise of Options. Except as described under "Termination of Employment, Disability or Death" below or as determined by the Board of Directors, an option may not be exercised unless, when exercised, the optionee is an employee of, or is providing service to, the Company or any subsidiary of the Company and has been continuously so employed or providing service since the date the option was granted. Absence on leave approved by the Company, parent or subsidiary or on account of illness or disability is not deemed a termination or interruption of employment or service for this purpose. Unless otherwise determined by the Board of Directors, vesting of options continues during a medical, family or military leave of absence, whether paid or unpaid, and vesting of options is suspended during any other unpaid leave of absence.

         When exercising an option, the optionee must pay the full purchase price in cash or check unless the Board of Directors determines otherwise. Subject to the approval of the Board of Directors, which may be withheld for any or no reason, an optionee may pay for all or some of the shares with shares of Common Stock of the Company valued at fair market value, restricted stock, performance units or other contingent awards denominated in either stock or cash, promissory notes or other forms of consideration.

         As a condition to the exercise of options under the 2001 Plan, the optionee must comply with any requirements specified by the Company for satisfaction of applicable federal, state and local tax withholding requirements, as well as any applicable federal or state securities laws. Compliance with tax withholding requirements may include, without limitation, a requirement that the optionee pay to the Company in cash or by check amounts necessary to satisfy any applicable tax withholding requirements.

         Termination of Employment, Disability or Death. Unless otherwise determined by the Board of Directors at any time, if an optionee ceases to be employed by or to provide service to the Company, any parent or subsidiary of the Company for any reason other than death or total disability, the optionee may exercise any option then held at any time prior to the earlier of its expiration date or 30 days following the termination date, but only if and to the extent the option was exercisable as of the termination date. Any portion of an option not exercisable at the date of termination lapses.

         Unless otherwise determined by the Board of Directors, if the optionee's employment or service terminates because of total disability, the optionee may exercise any option then held at any time prior to the earlier of its expiration date or 12 months after the date of termination, but only to the extent the option was exercisable on the date of termination.

         Unless otherwise determined by the Board of Directors, if an optionee dies while in the employment of or providing services to the Company or any parent or subsidiary of the Company, the option then held may be exercised by the optionee's legal heirs at any time prior to the earlier of its expiration date or 12 months after the date of death, but only if and to the extent the option was exercisable as of the date of death.

         Non-Transferability of Options. Unless otherwise determined by the Board of Directors at any time, each stock option granted under the 2001 Plan by its terms is nonassignable and nontransferable by an optionee, either voluntarily or by operation of law, other than by will or the laws of descent or distribution upon the death of an optionee. An option may be exercised only by an optionee or, after death, by a successor or representative of an optionee.

         Merger, Reorganization, Dissolution, Stock Split or Similar Event. In the event of a merger, consolidation, plan of exchange, acquisition of property or stock, split-up, split-off, spin-off, reorganization or liquidation to which the Company is a party or any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, or the transfer by one or more shareholders, in one transfer or several related transfers, of 50% of more of the Common Stock outstanding on the date of such transfer (or the first of such related transfers) to persons, other than wholly-owned subsidiaries or family trusts, who were not shareholders of the Company prior to the first such transfer (each, a "Significant Transaction"), the Board of Directors shall, in its sole discretion and to the extent possible under the structure of the Significant Transaction, select one of the following alternatives for treating outstanding options under the 2001 Plan:

         o Outstanding options shall remain in effect in accordance with their terms;

         o Outstanding options shall be converted into options to purchase stock in one or more of the corporations, including the Company, that are the surviving or acquiring corporations in the Significant Transaction (with the amount, type of securities subject thereto and exercise price of the converted options being determined by the Board of Directors taking into account the relative values of the companies involved in the Significant Transaction)

         o The Board of Directors shall provide a period of 10 days or less before the completion of the Significant Transaction during which outstanding options may be exercised to the extent then exercisable, and upon the expiration of that period, all unexercised options shall immediately terminate. (The Board of Directors may, in its sole discretion, accelerate the exercisability of options so that they are exercisable in full during that period.)

In the event of the dissolution of the Company, options will be treated as provided in the immediately preceding paragraph.

Stock Bonuses.

         The Board of Directors may award shares of Common Stock under the 2001 Plan as stock bonuses. Shares awarded as a bonus are subject to the terms, conditions and restrictions determined by the Board of Directors. The restrictions may include restrictions concerning transferability and forfeiture of the shares awarded. The Board of Directors may require the recipient to sign an agreement as a condition of the award, but may not require the recipient to pay any monetary consideration other than amounts necessary to satisfy tax withholding requirements. The agreement may contain any terms, conditions, restrictions, representations and warranties required by the Board of Directors. The certificates representing the shares awarded will bear any legends required by the Board of Directors.

Restricted Stock.

         The Board of Directors may issue shares under the 2001 Plan for any consideration (including promissory notes and services) determined by the Board of Directors. Shares issued under the 2001 Plan are be subject to the terms, conditions, and restrictions determined by the Board of Directors. All Common Stock issued as restricted stock under the 2001 Plan shall be subject to a purchase agreement, which shall be executed by the Company and the prospective purchaser before the stock issuance is finalized. The purchase agreement shall contain any terms, conditions, restrictions, representations and warranties required by the Board of Directors. The certificates representing the shares shall bear any legends required by the Board of Directors.

Performance-based Awards.

         Under the 2001 Plan, the Board of Directors may grant performance-based awards. These awards are intended to qualify as qualified performance-based compensation under Section 162(m) of the Internal Revenue Code (the "Code") and regulations thereunder ("Performance-based Awards"). Performance-based Awards shall be denominated at the time of grant either in Common Stock or in dollar amounts. Performance-based Awards may be granted in whole or in part if the Company achieves written objective goals established by the Board of Directors over a designated period of time. Payment of an award earned may be in cash or stock or both as determined by the Board of Directors. In addition to the requirement that participants satisfy certain performance goals, the Board of Directors may impose additional restrictions to payment under a Performance-based Award.

         No participant may receive in any fiscal year stock-based performance awards under which the aggregate amount payable under the awards exceeds the equivalent of 500,000 shares of Common Stock or cash-based performance awards under which the aggregate amount payable exceeds $500,000.

Federal Income Tax Consequences

         The following is a general discussion of certain federal income tax consequences of awards granted under the 2001 Plan. The discussion does not describe any tax consequences under the tax laws of any state, locality or foreign jurisdiction. Furthermore, the discussion is based on the provisions of the Code and regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed or modified retroactively so as to result in federal income tax consequences different from those discussed below. The discussion below does not discuss all federal tax consequences that may be relevant to a particular grantee, and is not intended as tax advice. Each grantee should consult his or her individual tax adviser.

Options. No income is realized by the grantee of a stock option until the option is exercised. When a stock option is exercised, the optionee realizes ordinary compensation income, and the Company generally becomes entitled to a deduction, in the amount by which the fair market value of the shares subject to the stock option at the time of exercise exceeds the exercise price. With respect to options exercised by certain executive officers, the Company's deduction can in certain circumstances be limited by the $1,000,000 cap on deductibility set forth in Section 162(m) of the Code. The Company is required to withhold on all amounts treated as ordinary income to optionees. Upon the sale of shares acquired by exercise of a stock option, the amount by which the sale proceeds exceed the market value of the shares on the date of exercise will constitute long-term capital gain if the shares are held as capital assets and have been held for more than one year.

         If an optionee exercises a stock option using previously acquired shares (the "exercise shares"), the tax results of the option exercise generally will be as set forth above, except that for purposes of determining the tax consequences upon disposition of the shares acquired upon exercise of the option (the "option shares"), the option shares will be divided into two groups. The first group, consisting of the number of option shares equal to the number of exercise shares, will have a tax basis equal to the tax basis of the exercise shares immediately before the exercise of the option. The second group, consisting of the balance of the option shares, will have a tax basis equal to the market value of the shares on the date of exercise of the option. The gain upon disposition of option shares will be the excess of the sales proceeds over the tax basis of the shares. Before exercising a stock option using exercise shares, optionees should consult their individual tax advisers.

Stock Bonuses. A stock bonus will generally result in compensation income for the recipient equal to the fair market value of the stock granted on the date it is granted. When the recipient sells the stock obtained as a stock bonus, the recipient will recognize capital gain or loss in an amount equal to the amount realized upon the sale less the recipient's basis. The recipient's basis will be any income previously recognized with respect to the stock.

Restricted Stock. No income is recognized by a recipient of restricted stock upon the grant of the stock, unless the recipient elects within 30 days (pursuant to section 83(b) of the Code) to recognize income at the time the recipient receives the stock. If the recipient makes the section 83(b) election, the recipient may not deduct amounts subsequently returned to the Company. If the recipient does not make the section 83(b) election, the recipient will generally recognize ordinary income and be subject to reporting and withholding requirements when the restrictions on the stock are removed. The income recognized by the recipient will be the fair market value of the restricted stock on the date the restrictions are removed less any amount paid for the shares. When the recipient sells the restricted stock, the recipient will recognize capital gain or loss in an amount equal to the amount realized upon the sale less the recipient's basis. The recipient's basis will be what the recipient paid for the restricted stock plus any income previously recognized.

Performance-based Awards. No income is recognized by a recipient of a performance-based award upon the grant of the award. The recipient will generally recognize ordinary income and be subject to reporting and withholding requirements when the performance criteria established in the award are achieved. If payment of the award is in cash, the income recognized will be the amount of cash receivable by the recipient on the date the performance criteria is achieved. If payment of the award is in the form of stock, the income recognized will be the fair market value of the stock on the date the performance criteria are achieved less any amount paid for the shares. If payment of the award is in the form of stock, when the recipient sells the stock, the recipient will recognize capital gain or loss in an amount equal to the amount realized upon the sale less the recipient's basis in the stock. The recipient's basis will be what the recipient paid for the restricted stock plus any income previously recognized.

Restriction on Transferability of Shares. The Company is not obligated to cause to be issued or delivered any certificates evidencing shares of Common Stock pursuant to the 2001 Plan unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws and regulations of any governmental authority and the requirements of any securities exchange on which shares of Common Stock are traded. The Company may require, as a condition of the issuance and delivery of certificates evidencing shares of Common Stock pursuant to the 2001 Plan, that the recipient of such shares make such covenants, agreements and representations, and that such certificates bear such legends as the Company, in its sole discretion, deems necessary or desirable.

Securities Authorized for Issuance Under Equity Compensation Plans

         Set forth below is certain information, as of March 31, 2003, about the number of shares of Common Stock subject to options, warrants and other rights granted, or that may be granted, under compensation plans adopted by the Company.

                                                                                      Number of securities
                                                                                    remaining available for
                              Number of securities to       Weighted-average         future issuance under
                              be issued upon exercise       exercise price of      equity compensation plans
                              of outstanding options,     outstanding options,       (excluding securities
       Plan category            warrants and rights        warrants and rights      reflected in column (a))
---------------------------  -------------------------  -------------------------  --------------------------
                                         (a)                        (b)                        (c)
Equity compensation plans
  approved by security
  holders(1)(2)                    2,760,000(3)                   $0.32                   3,355,000(3)

Equity compensation plans
  not approved by security
  holders                               Nil                        Nil                        Nil

Total                              2,760,000(3)                   $0.32                   3,355,000(3)

         (1) Other than options with respect to 115,000 shares of Common Stock granted under the Company's 1992 stock option plan (which has been terminated other than with respect to such options), all options, warrants and rights identified in this table represent options, warrants and rights granted, or available for grant under our 2001 Stock Incentive Plan.

         (2) Does not includes secondary options with respect to 1,475,000 shares of our common stock granted to our officers, directors and employees by shareholders of the Company. In 1999, certain founding shareholders of our company entered into an agreement with Caldera Holding Company, L.C., an entity which is independent of Arkona, pursuant to which Calderas was given the right to grant secondary options to third parties with respect to 1,550,000 shares of common stock owned by the founders in order to encourage the development and increased productivity of Arkona. Under the agreement between Caldera and the founders, the secondary options are required to have an exercise price of $.30 per share and expire no later than December 31, 2006. Because these options are granted by shareholders of the Company with respect to outstanding stock, upon the exercise of these options, the Company will not receive any proceeds and will not issue any additional shares of common stock.

         (3) Since March 31, 2003, the Company has granted options to purchase 2,207,500 shares of Common Stock under the 2001 Plan. As a result, as of July 28, 2003, 4,967,500 options or other awards have been granted under the 2001 Plan and 1,032,500 shares are available for future awards to be granted under the 2001 Plan.

Number of Options Received or to be Received by Specified Persons

         The following table contains information regarding the number of options to purchase Common Stock granted under the 2001 Plan to the groups and individuals in the table as of July 28, 2003. No awards other than options have been granted under the 2001 Plan. The Company is unable to determine the amount of awards that may be granted in the future by such groups and individuals, as grants of awards are subject to the discretion of the Board of Directors.

                                                                     Number of Options
                                                                     Received
                            Name and Position                        Under 2001 Plan
         -------------------------------------------------------     ------------------
         Alan Rudd, Chief Executive Officer and Director                   Nil

         Richard Holland, President and Director                        1,800,000

         Stephen Russo, Chief Financial Officer                           150,000

         Blake Nielson. VP of Customer Service                            500,000

         Jeff Swain, VP of Sales                                          425,000

         All Executive Officers As a Group                              2,875,000

         Bryan Allen, Director                                            165,000
         (All independent directors as a group)

         All Employees as a Group                                       1,727,500
         (does not include executive officers)

Vote Required for Approval and Recommendation by the Board

         The Board of Directors recommends a vote FOR the proposed Plan Amendment. The proposal to approve the Plan Amendment must be approved by the holders of at least a majority of the votes cast at the Annual Meeting. Abstentions and broker nonvotes are counted for purposes of determining whether a quorum exists at the Annual Meeting but are not counted and have no effect on the results of the vote.

                                  OTHER MATTERS

         As of the date of this Proxy Statement, the Board of Directors knows of no other matters to be presented for action at the Annual Meeting. However, if any further business should properly come before the Annual Meeting, the persons named as proxies in the accompanying form will vote on such business in accordance with their best judgment.

                            PROPOSALS OF SHAREHOLDERS

         In order to be included in the proxy statement and form of proxy relating to the Company's annual meeting of shareholders to be held in 2004, proposals that shareholders intend to present at such annual meeting must be received by the corporate secretary of the Company, at the Company's executive offices, 10542 South Jordan Gateway, Suite 200, South Jordan, Utah, 84095 no later than February 28, 2004. Any shareholder proposal also must be proper in form and substance, as determined in accordance with the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder. Pursuant to rules adopted by the SEC, if a shareholder intends to propose any matter for a vote at the Company's annual meeting of shareholders to be held in the 2004 calendar year, but fails to notify the Company of such intention prior to June 13, 2004, then a proxy solicited by the board of directors may be voted on such matter in the discretion of the proxy holder, without discussion of the matter in the proxy statement soliciting such proxy and without such matter appearing as a separate item on the proxy card.


                             ADDITIONAL INFORMATION

         The Company will provide without charge to any person from whom a proxy is solicited by the Board of Directors, upon the written request of such person, a copy of the Company's Annual Report on Form 10-KSB for the fiscal year ended March 31, 2003, including the financial statements and schedules thereto (as well as exhibits thereto, if specifically requested and payment is made for actual reproduction costs of such exhibits), required to be filed with the Securities and Exchange Commission. Written requests for such information should be directed to Stephen Russo at 10542 South Jordan Gateway, Suite 200, South Jordan, Utah, 84005, phone number: 801.501.7100, facsimile number: 801.501.0701.

                                    Exhibit A


                                 Plan Amendment

                                  Amendment to
                     Arkona, Inc. 2001 Stock Incentive Plan

         This Amendment to the Arkona, Inc. 2001 Stock Incentive Plan (this "Plan Amendment") is executed this ___ day of _________, 2003 on behalf of Arkona, Inc. (the "Company").

                                    Agreement

         NOW THEREFORE, the Arkona, Inc. 2001 Stock Incentive Plan (the "Plan") is hereby amended as follows (with capitalized terms used but not defined herein having the meaning set forth in the Plan):

         1. Increase in Number of Shares. Section 2 of the 2001 Plan is hereby deleted and replaced with the following:

                  2. Shares Subject to the Plan. Subject to adjustment as provided below and in Section 10, the shares to be offered under the Plan shall consist of Common Stock of the Company, and the total number of shares of Common Stock that may be issued under the Plan shall be 9,000,000 shares. If an option or Performance-based Award (as defined below) granted under the Plan expires, terminates or is canceled, the unissued shares subject to that option or Performance-based Award shall again be available under the Plan. If shares awarded as a bonus pursuant to Section 7 or sold pursuant to Section 8 under the Plan are forfeited to or repurchased by the Company, the number of shares forfeited or repurchased shall again be available under the Plan.


         2. Ratification of 2001 Plan. Except as expressly amended by this Plan Amendment, the terms and conditions the 2001 Plan are hereby ratified and confirmed.

         3. Effectiveness/Documentation. This Plan Amendment shall be effective when executed by any officer of the Company following approval of the Plan Amendment by the Board of Directors of the Company and the shareholders of the Company. The Company may, but shall not be required to, incorporate the substance of this Plan Amendment into an amended and restated 2001 Plan.


         IN WITNESS WHEREOF, having received approval of this Plan Amendment from the Board of Directors and shareholders of the Company, the undersigned officer of the Company hereby executes this Plan Amendment on behalf of the Company effective as of the date first set forth above.


ARKONA, INC.

By:_________________________________
Its:________________________________

                                      PROXY
                                  Arkona, Inc.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Alan Rudd and Stephen Russo, and each of them, as proxies, with full power of substitution, and hereby authorizes them to represent and vote, as designated below, all shares of Common Stock of Arkona, Inc., a Delaware corporation (the "Company"), held of record by the undersigned on August 15, 2003, at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at the Courtyard Marriott, 10701 South Holiday Park Drive, Sandy, Utah 84070 on Wednesday, October 8, 2003, at 10:00 a.m. MST, or at any adjournment or postponement thereof, upon the matters set forth below, all in accordance with and as more fully described in the accompanying Notice of Annual Meeting and Proxy Statement, receipt of which is hereby acknowledged.

1. ELECTION OF DIRECTORS, each to serve until the next annual meeting of shareholders of the Company and until their respective successors shall have been duly elected and shall qualify.

[ ]   FOR all nominees listed below (except as marked to the contrary).

[ ]   WITHOUT AUTHORITY to vote for all nominees listed below.

(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.)

ALAN RUDD                      RICHARD HOLLAND                 BRYAN ALLEN

2. PROPOSAL TO RATIFY the appointment of Mantyla McReynolds as independent auditors of the Company for the fiscal year ending March 31, 2004.

         [ ] FOR           [ ] AGAINST          [ ] ABSTAIN

3. PROPOSAL TO APPROVE the Plan Amendment to Company's 2001 Stock Incentive Plan increasing the number of shares authorized for awards under such plan from 6 million shares to 9 million shares.

         [ ] FOR           [ ] AGAINST          [ ] ABSTAIN

4. In their discretion, the proxies are authorized to vote upon matters incident to the conduct of the Annual Meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTOR NOMINEES NAMED ABOVE, FOR THE RATIFICATION OF THE APPOINTMENT OF MANTYLA MCREYNOLDS AS INDEPENDENT AUDITORS OF THE COMPANY AND FOR APPROVAL OF THE PLAN AMENDMENT TO THE COMPANY'S 2001 STOCK INCENTIVE PLAN.

Please complete, sign and date this proxy where indicated and return it promptly in the accompanying prepaid envelope.

DATED: _________________________________,  2003

________________________________________   ____________________________________
Signature                                  Signature if held jointly

(Please sign above exactly as the shares are issued. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.)